PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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EASTERN INSURANCE HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement

if other than Registrant)

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

EASTERN INSURANCE HOLDINGS, INC. LANCASTER, PENNSYLVANIA

To Be Held December 18, 2006

Mailed to Security Holders November 20, 2006

Eastern Insurance Holdings, Inc.

25 Race Avenue

Lancaster, New Jersey 17603

November 20, 2006

Dear Fellow Shareholder:

We have called a Special Meeting of Shareholders of Eastern Insurance Holdings, Inc., which will be held on Monday, December 18, 2006, at the Company’s offices at 25 Race Avenue, Lancaster, Pennsylvania, at 10:00 a.m., Eastern Time.

The matters to be acted upon at the meeting is:

(a) To approve and adopt the Eastern Insurance Holdings, Inc. 2006 Stock Incentive Plan; and

(b) Such other matters as may properly come before the special meeting or any adjournment thereof.

Please review the enclosed material and sign, date and return the proxy card. Regardless of whether you plan to attend the special meeting in person, please vote now so that the matters coming before the meeting may be acted upon.

I look forward to seeing you at the special meeting.

Respectfully yours,

Bruce R. Eckert

Chairman and Chief Executive Officer

Eastern Insurance Holdings, Inc.

25 Race Avenue

Lancaster, Pennsylvania 17603

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

November 20, 2006

To the Shareholders:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, a Special Meeting of Shareholders of Eastern Insurance Holdings, Inc. will be held at 25 Race Avenue, Lancaster, Pennsylvania, on December 18, 2006, at 10:00 a.m., Eastern Time, for the purpose of considering and voting on the following matters:

1. To approve and adopt the Eastern Insurance Holdings, Inc. 2006 Stock Incentive Plan; and

2. Such other business as may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on November 16, 2006, shall be entitled to notice of and to vote at the meeting. A proxy statement, a proxy card and a self-addressed postage prepaid envelope are enclosed. Please complete, sign and date the proxy card and return it promptly in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.

This notice, the accompanying proxy statement and form of proxy are sent to you by order of the Board of Directors.

Scott C. Penwell, Corporate Secretary

Lancaster, Pennsylvania

November 20, 2006

Eastern Insurance Holdings, Inc.

25 Race Avenue

Lancaster, Pennsylvania 17603

November 20, 2006

PROXY STATEMENT

GENERAL

Introduction

We are mailing this proxy statement and the enclosed proxy card to the shareholders of Eastern Insurance Holdings, Inc., which we refer to as “Eastern” or the “Company”, on or about November 20, 2006, in connection with the solicitation of proxies by the Board of Directors of Eastern. The proxies will be voted at the Special Meeting of Shareholders of Eastern to be held on Monday, December 18, 2006, at 10:00 a.m., Eastern Time, at our offices at 25 Race Avenue, Lancaster, Pennsylvania. We refer to this meeting as the “Special Meeting.”

Conversion

On June 16, 2006, Educators Mutual Insurance Company, converted from a mutual to a stock form insurance company and transferred all of its outstanding capital stock to Eastern, thereby becoming a wholly owned subsidiary of Eastern. Eastern simultaneously acquired Eastern Holding Company, Ltd. The conversion of Educators was carried out pursuant to the Pennsylvania Insurance Company Mutual to Stock Conversion Act. Under this law, no equity compensation plan can be adopted by the shareholders of a converted company until at least six months after completion of the conversion. This six month period lapses in December 2006 and we are now requesting that shareholders of the Company approve the 2006 Stock Incentive Plan. Throughout this proxy statement we refer to the 2006 Stock Incentive Plan as the “2006 Plan.”

Solicitation of Proxies

We will bear the cost of the solicitation of proxies. In addition to the use of the mails, some of our directors and officers may solicit proxies, without additional compensation, in person, by telephone, telegram, or otherwise. We will make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and we will reimburse them for reasonable expenses they incur in so doing. Eastern also has retained             to assist it in the solicitation of proxies for the special meeting and will pay              a fee of approximately $            , plus reimbursement of out-of-pocket expenses and other customary costs.

Voting Securities

As of the close of business on November 16, 2006, which we refer to as the “Record Date”, the Company had outstanding 11,350,407 shares of common stock, no par value. This is the only class of capital stock we have outstanding. Holders of record of Eastern common stock as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting.

The 2006 Plan must be approved by a majority of votes cast at the special meeting. The Board of Directors recommends that you vote “FOR” the 2006 Plan. If the enclosed proxy card is appropriately marked, signed and returned in time to be voted at the Special Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted “FOR” the adoption of the 2006 Plan.

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Right of Revocation

You may revoke your proxy at any time before it has been voted by filing with the Corporate Secretary of Eastern an instrument of revocation or a duly executed proxy bearing a later date. You also may revoke your proxy by attending the Special Meeting and voting in person.

Quorum

Under Eastern’s Bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the Special Meeting.

Principal Shareholders

The following table sets forth information regarding persons or entities known to Eastern’s management to own of record or beneficially, as of the Record Date, 5% or more of the outstanding shares of Eastern common stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock
Northaven Partners, L.P. Northaven Partners, L.P. II Northaven Partners, L.P. III Northaven Offshore, Ltd. Northaven Associates, LLC Northaven Management, Inc. Paul R. Burke (1) Richard Brown 375 Park Avenue Suite 2709 New York, New York 10152	1,015,205	8.94%

Steven J. Tynan James L. Zech (2) High Ridge Capital Partners II, L.P. 5405 2 Morgan Hill Road South Woodstock, VT 05071	866,915	7.64%

OZ Management, L.L.C. 9 West 57th Street, 39th Floor New York, NY 10019.	627,355	5.53%

(1)	Mr. Burke is a principal of Northaven Management, Inc. and its affiliates and a director of Eastern.

(2)	Mr. Zech is a principal of High Ridge Capital Partners, L.P. and its affiliates and is a director of Eastern.

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Security Ownership of Management

The following table sets forth information concerning the number of shares of Eastern common stock beneficially owned, as of November 16, 2006, by each present director and executive officer named in the compensation table set forth elsewhere herein.

Name	Total Number of Shares	Percent
Directors:
Ronald L. King	15,000	0.13%
Robert M. McAlaine	104,000	0.92%
John O. Shirk	17,500	0.15%
W. Lloyd Snyder III	75,000	0.66%
Richard Stevens III	10,000	0.09%
Charles H. Vetterlein, Jr.	10,000	0.09%
Lawrence W. Bitner (1)	443,843	3.91%
Paul R. Burke (2)	1,015,205	8.94%
Bruce M. Eckert	139,461	1.23%
Scott C. Penwell	84,689	0.75%
James L. Zech (3)	866,915	7.64%
Executive Officers:
Michael L. Boguski	70,576	0.62%
Kevin M. Shook	20,524	0.18%
Suzanne M. Emmet	22,103	0.19%
Robert A. Gilpin	24,864	0.22%
M. Christine Gimber	500	—%

(1)	Includes a warrant to acquire 306,099 shares of Eastern common stock.

(2)	Includes shares owned or controlled by Northaven Management, Inc. and its affiliates.

(3)	Includes shares owned or controlled by High Ridge Capital Partners, L.P. and its affiliates.

MATTER NO. 1

APPROVAL OF 2006 EASTERN INSURANCE HOLDINGS, INC.

STOCK INCENTIVE PLAN

Description and Purpose of the 2006 Stock Incentive Plan

Shareholders are being asked to approve the Eastern Insurance Holdings, Inc. 2006 Stock Incentive Plan, which will provide stock compensation to Eastern employees and non-employee directors, based on years of service, Eastern’s performance and other factors. Eastern has 10 non-employee directors and approximately 146 employees. The following summary of major features of the 2006 Plan is subject to the specific provisions in the full text of the 2006 Plan set forth as Exhibit “A” to this Proxy Statement.

Eastern management believes strongly that in order for it to be successful, Eastern requires a performance-oriented culture, and Eastern will create greater shareholder value if the interests of its directors and employees are aligned with the interests of shareholders through stock ownership. In addition, Eastern believes it is essential to offer stock-based compensation to attract and retain key employees. Therefore, the approval of the proposed 2006 Plan is vital to Eastern’s ability to achieve its future goals.

The 2006 Plan will permit Eastern, under the supervision of the Compensation Committee, to make stock option and restricted stock awards to employees and non-employee directors. The purpose of these stock awards is to attract and retain superior people, further align employees and non-employee directors with shareholder

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interests, closely link employee and non-employee compensation with Eastern’s performance, and maintain high levels of employee and non-employee director stock ownership. If adopted, the 2006 Plan also will become an essential component of the total compensation package offered to key employees and will reflect the importance placed on motivating and rewarding superior results with long-term incentives.

Key Terms

The 2006 Plan is designed to reflect prevailing corporate governance and executive and director compensation best practices. The following is a summary of its key provisions:

Plan Effective Date:	December 18, 2006, subject to shareholder approval

Term of Plan:	Ten years (expires December 18, 2016)

Eligible Participants:	All employees and non-employee directors of Eastern

Shares Authorized:

1,046,500 shares, subject to: (i) annual automatic increase by a number of shares equal to 1% of Eastern’s total outstanding shares at the end of each year, and (ii) automatic increase by a number of shares equal to 14% of the number of shares of common stock issued by Eastern in connection with Eastern’s acquisition of a mutual insurance company in a sponsored conversion transaction

Shares Initially Authorized as a Percent of Outstanding Common Stock:	Approximately 9.2%

Award Types:

•	Incentive stock options with a term no longer than 10 years;

•	Nonqualified stock options with a term no longer than 10 years and one month; and

•	Restricted stock

Incentive Stock Options Authorized:	No more than 500,000 shares may be granted as incentive stock options

Restricted Stock Authorized:	No more than 299,000 shares may be awarded as restricted stock (subject to annual increase)

Non-employee Director Limitation:	No more than 313,950 options and restricted stock may be awarded to non-employee directors

Vesting:	Determined by Compensation Committee

Performance Criteria:	Determined by Compensation Committee

Not Permitted to Amend Plan to:

•	Increase number of shares authorized under Plan;

•	Grant stock options at a price below fair market value;

•	Authorize repricing of stock options;

•	Permit the reload of exercised stock options; or

•	Change per person share limits

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Eligibility

Only employees of Eastern and its subsidiaries and affiliates and non-employee directors of Eastern are eligible to receive awards under the 2006 Plan. The Compensation Committee will determine which employees and directors will be eligible to receive awards under the 2006 Plan. Incentive stock options may be granted only to employees of Eastern and its subsidiaries and affiliates.

Awards

Subject to certain limits set forth in the 2006 Plan, the Compensation Committee has the discretionary authority to determine the size of an award and any vesting or performance-based requirements.

Awards under the 2006 Plan may be in the form of incentive stock options, nonqualified stock options, or restricted stock, in the discretion of the Compensation Committee. Subject to the discretion of the Compensation Committee, awards under the 2006 Plan generally will not become 100% vested until after the participant has completed at least three years of employment or service. The Compensation Committee, at the time of award, may provide for a later date or dates in which an award will become 100% vested, including a date that may be tied to the satisfaction of one or more performance goals. Pending approval of the 2006 Plan by shareholders of the Company, the Compensation Committee expects to make the following awards:

Name	Expected Award of Shares Subject to Options (1)	Expected Restricted Stock Awards (2)
Bruce M. Eckert, Chief Executive Officer	94,165	54,941
Michael L. Boguski, President and Chief Operating Officer	82,412	39,244
Kevin M. Shook, Treasurer and Chief Financial Officer	58,866	25,116
Robert A. Gilpin, Vice President of Marketing	35,319	12,588
M. Christine Gimber, Vice President of Insurance Services	3,924	—
Suzanne M. Emmet, Vice President of Claims	23,546	9,419
Non-executive officers as a group	94,184	15,698
Non-employee directors as a group (10)	224,250	89,700

Totals	616,666	246,675

(1)	Options are expected to vest over a five year period. The exercise price will be the fair market value of Eastern’s common stock on the date of grant, which is expected to be promptly after shareholder approval of the 2006 Plan.

(2)	Restricted stock awards are expected to vest ratably over a five year period.

Adjustments

In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase or exchange of Eastern common stock, or similar event affecting Eastern common stock, the number and kind of shares granted under the 2006 Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards, and the exercise price of outstanding stock options will be automatically adjusted.

Exercise of Stock Options

The exercise price of stock options granted under the 2006 Plan may not be less than the fair market value of Eastern common stock on the date of grant and the option term may not be longer than ten years in the case of an incentive stock option and ten years and one month in the case of a nonqualified stock option. The Compensation Committee will determine at the time of grant when each stock option becomes exercisable. Payment of the exercise price of a stock option may be in cash, Eastern common stock owned by the participant,

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or by a combination of cash and Eastern common stock. Eastern will require, prior to issuing Eastern common stock under the Plan, that the participant who is an employee remit an amount in cash or Eastern common stock sufficient to satisfy any tax withholding requirements.

Vesting of Restricted Stock

Awards of restricted stock lose their restrictions (i.e. the restrictions lapse) at the conclusion of a specified period of continuous employment or service with Eastern and/or achievement of performance goals.

Transferability

Stock options granted under the 2006 Plan are transferable only as provided by the rules of the Compensation Committee, by the participant’s last will and testament, and by the applicable laws of descent and distribution. Restricted stock may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until the applicable restrictions lapse.

Change in Control

Stock options and restricted stock awarded under the 2006 Plan will become exercisable and fully vested upon the occurrence of a “change in control” (as defined in the 2006 Plan).

Termination, Death, and Retirement

Subject to certain exceptions, the ability to exercise vested nonqualified stock options will expire one year after the termination of a participant’s employment with Eastern or a subsidiary or affiliate or service as a non-employee director of Eastern. The ability to exercise vested incentive stock options will expire three months after termination of a participant’s employment (one year, in the case of death or disability). The Compensation Committee may accelerate or waive any service requirement upon the death or disability of an option holder. The Compensation Committee cannot accelerate or waive performance goals unless a change in control occurs as described more fully in the 2006 Plan. Options are forfeited if a participant is terminated “for cause” (as defined in the 2006 Plan) or voluntarily terminates employment with Eastern.

Restricted stock awards are generally subject to the same provisions with respect to the acceleration of vesting and performance goals as described above.

Administration of the 2006 Plan

The 2006 Plan will be administered by the Compensation Committee. The Compensation Committee will select the Eastern employees and non-employee directors who will receive awards, determine the number of shares covered thereby, and establish the terms, conditions, and other provisions of the grants. The Compensation Committee may interpret the 2006 Plan and establish, amend, and rescind any rules relating to the 2006 Plan.

Amendments

Subject to approval of the Board of Directors where required, the Compensation Committee may terminate, amend, or suspend the 2006 Plan, but no action may be taken by the Compensation Committee or the Board of Directors (except those described earlier in the Section entitled “Adjustments”) without the approval of the shareholders to:

•	materially increase the number of shares that may be issued under the Plan;

•	permit granting of stock options at less than fair market value;

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•	permit the repricing of outstanding stock options;

•	permit the reload of exercised stock options; or

•	amend the maximum shares set forth that may be granted as stock options to any employee.

Tax Consequences

Stock option grants under the 2006 Plan can be either incentive stock options, which qualify for favorable tax treatment, and nonqualified stock options, which do not so qualify. There are generally no federal income tax consequences to a participant or to Eastern upon the grant or exercise of an incentive stock option except the exercise of an incentive stock option may increase a participant’s alternative minimum tax liability, if any. If a participant holds shares acquired through exercise of an incentive stock option for two years from the date on which the option is granted and for more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on the disposition of such shares will be long-term capital gain or loss. Generally, if a participant disposes of such shares before the expiration of either of these holding periods (a “Disqualifying Disposition”), then at the time of disposition, the participant will realize taxable ordinary income equal to the lesser of: (i) the excess of the shares’ fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the Disqualifying Disposition will be a capital gain or loss, which will be long-term or short-term, depending upon whether the participant held the shares for more or less than one year.

There are no tax consequences to the participant or to Eastern by reason of the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the shares’ fair market value on the exercise date over the exercise price. For participants who are employees of Eastern, Eastern is required to withhold, from regular wages, an amount based on the ordinary income recognized by the participant. Subject to the provisions of Code Section 162(m) with respect to grants to employees and satisfaction of tax reporting requirements, Eastern will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by a participant. Upon subsequent disposition of the shares acquired upon exercise of a nonqualified stock option, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the nonqualified stock option. Such gain or loss will be long-term or short-term, depending on whether the participant held the shares for more or less than one year.

Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. Compensation attributable to options when combined with all other types of compensation received by a covered employee from Eastern, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by the Compensation Committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the shares on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as specified in writing by the Compensation Committee) of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and the option is approved by shareholders. It is Eastern’s intention, generally, to have awards under the 2006 Plan to executive officers constitute “performance-based compensation” in accordance with the provisions of Code Section 162(m).

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Restricted stock awards are taxed under Code Section 83. Generally, no tax is due when the award is initially made, but an award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold. Eastern is required to withhold applicable taxes when an award to a participant who is an employee of Eastern becomes vested. Eastern will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the Participant.

Other Information

If the 2006 Plan is approved by the shareholders, Eastern anticipates that the shares subject to the Plan will be registered with the Securities and Exchange Commission and with any applicable state securities commission where registration is required. The cost of such registration will be borne by Eastern.

As provided above, only and employees of Eastern or its subsidiaries and affiliates and non-employee directors of Eastern will be eligible to receive stock options or restricted stock under the 2006 Plan. This includes the executive officers listed in the Summary Compensation Table including under the section entitled “Compensation Paid to Executive Officers” in this proxy statement.

Director Compensation

The non-executive Chairman of Eastern Holdings receives a retainer of $40,000 per year, and all other directors receive a retainer of $18,000 per year. Directors also are paid $1,500 per meeting for attendance at board meetings or $1,250 for attendance by telephone, and $1,000 per meeting for attendance at committee meetings or $750 for attendance by telephone. The Chairman of the audit committee receives an additional $7,500 per year in compensation and all other members of the audit committee receives an additional $2,500 per year. Chairmen of all other board committees receive an additional $4,000 per year. Directors will be eligible for participation in the 2006 Plan if it is approved by our shareholders.

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Executive Compensation

The table below sets forth the compensation of our Chief Executive Officer and the four other most highly compensated executive officers, based upon their compensation at either Educators Mutual Life Insurance Company or Eastern Holding Company, Ltd. as applicable, for the year ended December 31, 2005.

Summary Compensation Table

Name and Principal Position	Annual Compensation					Long-Term Compensation
	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)	Securities Underlying Options (#) (3)	All Other Compensation ($)
Bruce M. Eckert, Chief Executive Officer	2005	$286,650	$46,000	$136,200	(1)(2)	—	30	—
Michael L. Boguski, President and Chief Operating Officer	2005	237,500	55,000	9,600	(2)	—	30	6,300	(4)
Kevin M. Shook, Treasurer and Chief Financial Officer	2005	156,181	35,000	2,250	(2)	—	13	5,735	(4)
Robert A. Gilpin, Vice President of Marketing	2005	127,192	15,000	9,200	(2)	—	10	4,265	(4)
M. Christine Gimber, Vice President of Insurance Services	2005	122,046	—	—		—	—	—
Suzanne M. Emmet, Vice President of Claims	2005	119,731	—	—		—	10	3,592	(4)

(1)	Includes $121,200 paid to Mr. Eckert for consulting services.

(2)	Includes a $9,000 automobile allowance paid to Mr. Eckert, a $9,600 allowance paid to Mr. Boguski, a $9,200 allowance paid to Mr. Gilpin and a $2,250 automobile allowance paid to Mr. Shook.

(3)	Represents options to acquire Eastern Holding Company, Ltd. common stock. These options were converted into cash and Eastern common stock in connection with the acquisition by Eastern of Eastern Holding Company, Ltd.

(4)	Constitutes the matching contributions made by Eastern Holding Company, Ltd. to the Eastern Holding Company, Ltd. 401(k) plan on behalf of Mr. Boguski, Mr. Shook, Mr. Gilpin and Ms. Emmet.

Employee Stock Ownership Plan.

In connection with the completion of the conversion offering, Eastern implemented an employee stock ownership plan, which we refer to as an ESOP. Employees who are at least 21 years old with at least one year of employment with us or any of our subsidiaries are eligible to participate in the ESOP. New employees will be required to meet the age and service requirements described above in order to participate in the ESOP. The ESOP trust borrowed funds from us and used those funds to purchase 747,500 shares of Eastern common stock. Collateral for the loan is the common stock purchased by the ESOP. The loan will be repaid principally from our discretionary contributions to the ESOP over a period of 10 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among ESOP participants on the basis of compensation in the year of allocation. Benefits under the plan will become vested at the rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service. A participant’s interest in his or her account under the ESOP will also fully vest in the event of termination of

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service due to such participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the ESOP). Vested benefits will be payable in the form of common stock and/or cash. Our contributions to the ESOP are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the ESOP cannot be estimated. Pursuant to SOP 93-6, we will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the ESOP will terminate.

Under the ESOP, the trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares will be voted in the same ratio on any matter as those allocated shares for which instructions are given.

U.S. GAAP requires that any third party borrowing by the ESOP be reflected as a liability on our statement of financial condition. Since the ESOP borrowed from us, such obligation is not treated as a liability, but will be excluded from shareholders’ equity.

The ESOP is subject to the requirements of ERISA, and the regulations of the IRS and the Department of Labor thereunder.

Agreements with Executive Officers

Bruce M. Eckert, Michael L. Boguski, Kevin M. Shook, Suzanne M. Emmet, and Robert A. Gilpin are parties to employment agreements with Eastern Holding Company, Ltd, which Eastern has assumed in connection with its acquisition of Eastern Holding Company, Ltd. The employment agreements specify the executive’s position and duties, term of employment, compensation, benefits, and termination rights.

Bruce M. Eckert. Mr. Eckert’s agreement is dated March 17, 2005, and has an initial term of three years and, unless terminated as set forth therein, is automatically extended each day for an additional day until Mr. Eckert’s 65th birthday, except that notice of nonextension may be given to Mr. Eckert at any time, in which case the agreement will expire at the end of its then current term.

The agreement provides a base salary of $407,850, which if increased by action of the board of directors becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan, stock option and other equity compensation plans approved by the board of directors. Mr. Eckert is also entitled to participate in any other employee benefit plans provided by Eastern. In addition, Mr. Eckert is entitled to vacation days and an automobile allowance and is entitled to participate in a supplemental retirement plan to be established by Eastern.

Mr. Eckert’s agreement provides that if his employment is terminated without “cause”, as defined therein, or if he terminates his employment for “good reason,” as defined therein, he is entitled to severance benefits under the agreement. The term “cause” means any of the following: (i) the executive’s conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving moral turpitude, or the actual incarceration of the executive for a period of ten consecutive days or more; (ii) the executive’s willful refusal to follow the good faith instructions of the Board, with respect to the company’s operations, and the failure to cure such refusal within ten days after written notice is given, unless it is apparent under the circumstances that the executive is unable to cure such refusal within such period (in which case termination shall be immediate); (iii) the executive’s intentional violation of the provisions of the employment agreement, after written notice is given to him by the Board, and the failure to cure such violation within ten days of such written notice, unless it is apparent under the circumstances that the executive is unable to cure such violation within such period (in which case termination shall be immediate); (iv) material dishonesty of the executive in the performance of his duties; or (v) any intentional and material violation of a written policy of the company that has a material and adverse effect on the company. The term “good reason” includes any reduction in his title or a material adverse change in his responsibilities or authority which are inconsistent with, or the assignment of duties and responsibilities inconsistent with, Mr. Eckert’s position and duties as Chief Executive Officer, a reduction in

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Mr. Eckert’s salary, except for a reduction in salary for all similarly situated executives of Eastern, a reassignment that requires Mr. Eckert to move his principal residence more than 100 miles from Eastern’s principal executive offices, any failure to provide Mr. Eckert with the benefits provided under the agreement or any material reduction in such benefits, unless such failure or reduction applies to all similarly situated plan participants, any notice of nonextension of the agreement is given to Mr. Eckert by Eastern, or any material breach of the agreement by Eastern. If any such termination occurs, Mr. Eckert will be paid an amount equal to three times the sum of (i) his highest annual base salary under the agreement, and (ii) the average of his annual bonuses with respect to the three calendar years immediately preceding his termination. Such amount will be payable in 36 equal monthly installments. In addition, Mr. Eckert will be entitled to the lesser of (i) 22.5% of his highest annual base salary under the agreement, or (ii) 36 months of tax-effected employee benefits substantially similar to those Mr. Eckert enjoyed over the twelve-month period immediately preceding his termination. He is also entitled to any accrued compensation and any benefits to which he may be entitled under the terms of any plans or programs of Eastern in which he is a participant. If the payments and benefits under the agreement, when aggregated with other amounts received from Eastern, are such that Mr. Eckert becomes subject to excise tax on excess parachute payments under Sections 4999 and 280G of the Internal Revenue Code, he is entitled to receive such additional payments as are necessary to neutralize the effect on him of such excise tax and any related incremental income taxes he may be required to pay by reason of the receipt of additional amounts under the agreement.

If Mr. Eckert’s employment terminates by reason of his death and his wife survives him, she is entitled to receive his base annual salary for a period of one year. If Mr. Eckert’s employment terminates by reason of his disability, he will be entitled to continuation of his base annual salary, less amounts payable under any disability plan of Eastern, until the earliest of (i) his return to employment, (ii) his attainment of age 65, or (iii) his death.

The agreement contains provisions restricting Mr. Eckert’s right to compete with Eastern during the three years after the termination of his employment.

Michael L. Boguski. Mr. Boguski’s agreement is substantially identical to Mr. Eckert’s agreement except for the following: (1) Mr. Boguski’s agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended each day for an additional day until Mr. Boguski’s 62nd birthday; (2) unless the termination of Mr. Boguski’s employment occurs after a “change of control,” as defined therein, in the event that Mr. Boguski is gainfully employed during the last twelve months of such period, any compensation paid to Mr. Boguski during such twelve month period by his employer will reduce the amounts payable to Mr. Boguski under the agreement on a dollar-for-dollar basis; and (3) the agreement contains provisions restricting Mr. Boguski’s right to compete with Eastern during the two years after the termination of his employment. Mr. Boguski’s base salary is $250,000.

Kevin M. Shook. Mr. Shook’s agreement is substantially identical to Mr. Eckert’s agreement except for the following: (1) Mr. Shook’s agreement has an initial term of two years and, and unless terminated as set forth therein, is automatically extended each day for an additional day until Mr. Shook’s 63rd birthday; (2) Mr. Shook is not entitled to participate in a supplemental retirement plan to be established by Eastern; (3) if Mr. Shook’s employment is terminated without “cause,” as defined therein, or if he terminates his employment for “good reason,” as defined therein, Mr. Shook will be paid an amount equal to two times the sum of (i) his highest annual base salary under the agreement, and (ii) the average of his annual bonuses with respect to the three calendar years immediately preceding his termination. Such amount will be payable in 24 equal monthly installments. In addition, Mr. Shook will be entitled to the lesser of (i) 22.5% of his highest annual base salary under the agreement, or (ii) twenty-four months of tax-effected employee benefits substantially similar to those Mr. Shook enjoyed over the twelve-month period immediately preceding his termination; (4) unless the termination of Mr. Shook’s employment occurs after a “change of control,” as defined therein, in the event that Mr. Shook is gainfully employed during the last twelve months of such period, any compensation paid to Mr. Shook during such twelve month period by his employer will reduce the amounts payable to Mr. Shook under the agreement on a dollar-for-dollar basis; and (5) the agreement contains provisions restricting

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Mr. Shook’s right to compete with Eastern for one year after the termination of his employment. Mr. Shook’s base salary is $175,000.

Suzanne M. Emmet. Ms. Emmet’s agreement is substantially identical to Mr. Eckert’s agreement except for the following: (1) Ms. Emmet’s agreement has an initial term of one year and, unless terminated as set forth therein, is automatically extended each day for an additional day until Ms. Emmet’s 64th birthday; (2) if Ms. Emmet’s employment is terminated without “cause,” as defined therein, or if she terminates her employment for “good reason,” as defined therein, Ms. Emmet will be paid an amount equal to the sum of (i) her highest annual base salary under the agreement, and (ii) the average of her annual bonuses with respect to the three calendar years immediately preceding her termination. Such amount will be payable in twelve equal monthly installments; and (3) the agreement does not contain a provision offsetting amounts paid to Ms. Emmet by another employer. Ms. Emmet’s base salary is $128,500.

Robert A. Gilpin. Mr. Gilpin’s agreement is identical to Ms. Emmet’s agreement. Mr. Gilpin’s base salary is $152,000.

FINANCIAL INFORMATION

Requests for printed financial material for Eastern or any of its subsidiaries - annual reports and Form 10-K should be directed to Eastern Insurance Holdings, Inc., 25 Race Avenue, Lancaster, Pennsylvania 17603.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the Special Meeting. If, however, any other business should properly come before the Special Meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

COMPLAINTS AND CONCERNS

Shareholders and other interested parties who desire to communicate directly with the Company’s independent, non-management directors should submit communications in writing addressed to Audit Committee Chair, Eastern Insurance Holdings, Inc., 25 Race Avenue, Lancaster, Pennsylvania 17603.

Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with the Company’s Audit Committee in writing addressed to Audit Committee Chair, Eastern Insurance Holdings, Inc., 25 Race Avenue, Lancaster, Pennsylvania 17603.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any shareholder desiring to present a proposal to be considered at the 2007 Annual Meeting of Shareholders should submit the proposal in writing to: Bruce R. Eckert, Chief Executive Officer, Eastern Insurance Holdings, Inc., 25 Race Avenue, Lancaster, Pennsylvania 17603 no later than February 15, 2007.

By Order of the Board of Directors

/s/ SCOTT C. PENWELL
Corporate Secretary

November 20, 2006

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EXHIBIT A

EASTERN INSURANCE HOLDINGS, INC.

2006 STOCK INCENTIVE PLAN

Effective November 16, 2006

(As Approved by Shareholders on December             , 2006)

EASTERN INSURANCE HOLDINGS, INC.

2006 STOCK INCENTIVE PLAN

ARTICLE 1. PURPOSE OF THE PLAN; TYPES OF AWARDS

1.1 Purpose. The Eastern Insurance Holdings, Inc. 2006 Stock Incentive Plan is intended to provide selected employees and non-employee directors of Eastern Insurance Holdings and its Subsidiaries with an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain, and motivate employees and non-employee directors to make substantial contributions to the success of the Corporation’s business and the businesses of its Subsidiaries. Awards will be granted under the Plan based, among other things, on a participant’s level of responsibility and performance.

1.2 Authorized Plan Awards. Incentive Stock Options, Nonqualified Stock Options, and Restricted Stock may be awarded within the limitations of the Plan herein described.

ARTICLE 2. DEFINITIONS

2.1 “Agreement.” A written or electronic agreement between the Corporation and a Participant evidencing the grant of an Award. A Participant may be issued one or more Agreements from time to time, reflecting one or more Awards.

2.2 “Award.” The grant of a Stock Option or an award of Restricted Stock.

2.3 “Board.” The Board of Directors of the Corporation.

2.4 “Change in Control.” Except as otherwise provided in an Agreement, the first to occur of any of the following events:

(a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation’s employee benefit plans, or any entity holding the Corporation’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities other than pursuant to a transaction excepted in Clause (d);

(b) there occurs a contested proxy solicitation of the Corporation’s shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities;

(c) a binding written agreement is executed providing for a sale, exchange, transfer, or other disposition of all or substantially all of the assets of the Corporation to another entity, except to an entity controlled directly or indirectly by the Corporation;

(d) the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

(i) under the terms of the agreement providing for such merger, consolidation, or reorganization, the shareholders of the Corporation immediately before such merger, consolidation, or reorganization, will own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation, or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

(ii) under the terms of the agreement providing for such merger, consolidation, or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation, or reorganization; and

(iii) based on the terms of the agreement providing for such merger, consolidation, or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation, or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

(e) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or

(f) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Corporation’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation’s then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) with respect to Benefit Plans.

2.5 “Code.” The Internal Revenue Code of 1986, as amended.

2.6 “Code of Conduct.” The policies and procedures related to employment of employees by the Corporation or a Subsidiary set forth in the Corporation’s employee handbook or any similar document. The Code of Conduct may be amended and updated at any time. The term “Code of Conduct” shall also include any other policy or procedure that may be adopted by the Corporation or a Subsidiary and communicated to Employees and Non-Employee Directors of the Corporation or a Subsidiary.

2.7 “Committee.” The Compensation/Human Resources Committee of the Board.

2.8 “Common Stock.” The common stock of the Corporation (no par value) as described in the Corporation’s Articles of Incorporation, or such other stock as shall be substituted therefor.

2.9 “Corporate Transaction.” Any transaction in which the Corporation issues Common Stock in connection with the mutual to stock conversion of a mutual insurance company and the simultaneous acquisition of such mutual insurance company by the Corporation.

2.10 “Corporation.” Eastern Insurance Holdings, Inc., a Pennsylvania corporation.

2.11 “Employee.” Any common law employee of the Corporation or a Subsidiary. An Employee does not include any individual who: (i) does not receive payment for services directly from the Corporation’s or a

Subsidiary’s payroll; (ii) is employed by an employment agency that is not a Subsidiary; or (iii) who renders services pursuant to a written arrangement that expressly provides that the service provider is not eligible for participation in the Plan, regardless if such person is later determined by the Internal Revenue Service or a court of law to be a common law employee.

2.12 “Exchange Act.” The Securities Exchange Act of 1934, as amended.

2.13 “Incentive Stock Option.” A Stock Option intended to satisfy the requirements of Code Section 422(b).

2.14 “Non-Employee Director.” A member of the Board who is not an Employee.

2.15 “Nonqualified Stock Option.” A Stock Option which does not satisfy the requirements of Code Section 422(b).

2.16 “Optionee.” A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.

2.17 “Participant.” An Employee or Non-Employee Director to whom an Award has been granted and remains outstanding.

2.18 “Performance Criteria.” Any objective determination based on one or more of the following areas of performance of the Corporation, a Subsidiary, or any division, department or group of either which includes, but is not limited to: (a) earnings, (b) cash flow, (c) revenue, (d) financial ratios, (e) market performance, (f) shareholder return, (g) operating profits (including earnings before interest, taxes, depreciation and amortization), (h) earnings per share, (i) return on assets, (j) return on equity, (k) return on investment, (l) stock price, (m) reserve adequacy, (n) expense reduction, (o) systems conversion, (p) special projects as determined by the Committee, and (q) acquisition integration initiatives. Performance Criteria shall be established by the Committee prior to the issuance of a Performance Grant.

2.19 “Performance Goal.” One or more goals established by the Committee, with respect to an Award intended to constitute a Performance Grant, that relate to one or more Performance Criteria. A Performance Goal shall relate to such period of time, not less than one year (unless coupled with a vesting schedule of at least one year) or more than five years, as may be specified by the Committee at the time of the awarding of a Performance Grant.

2.20 “Performance Grant.” An Award, the vesting or receipt without restriction of which is conditioned on the satisfaction of one or more Performance Goals.

2.21 “Plan.” The Eastern Insurance Holdings, Inc. 2006 Stock Incentive Plan.

2.22 “Restricted Stock.” An award of Common Stock pursuant to the provisions of the Plan, which award is subject to such restrictions and other conditions, including achievement of one or more performance goals, as may be specified by the Committee at the time of such award.

2.23 “Retirement.” With respect to an employee, the termination of a Participant’s employment following the first day of the month coincident with or next following attainment of age 65, as the term “Normal Retirement Date” is defined in the Eastern Insurance Holdings, Inc. Employee Stock Ownership Plan, or attainment of age 55 and the completion of five (5) years service as the term Early Retirement Date is defined in the Eastern Insurance Holdings, Inc. Employee Stock Ownership Plan. With respect to a Non-Employee Director, any of the following: (i) the resignation of such Non-Employee Director from the Board, (ii) the failure of such Non-Employee Director to stand for reelection to the Board, or (iii) the failure of the shareholders of the Corporation to reelect such Non-Employee Director to the Board, provided, however, the Board may designate a Non-Employee Director as a director emeritus, in which case, Retirement shall not be deemed to have occurred.

2.24 “Securities Act.” The Securities Act of 1933, as amended.

2.25 “Stock Option” or “Option.” A grant of a right to purchase Common Stock pursuant to the provisions of the Plan.

2.26 “Subsidiary.” A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of a relevant corporation.

2.27 “Termination or Dismissal For Cause.” Termination of an Employee by the Corporation or a Subsidiary or dismissal of a Non-Employee Director from the Board after:

(a) any government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment of such Employee or relieve him or her of his or her duties;

(b) such Employee or Non-Employee Director is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Employee or Non-Employee Director for a period of 45 consecutive days;

(c) a determination by the Committee that such Employee willfully failed to follow the lawful instructions of the Board or any officer of the Corporation or a Subsidiary after such Employee’s receipt of written notice of such instructions, other than a failure resulting from the Employee’s incapacity because of physical or mental illness;

(d) a determination by the Committee that the willful or continued failure by such Employee or Non-Employee Director to substantially and satisfactorily perform his duties with the Corporation or a Subsidiary (other than any such failure resulting from the Employee’s or Non-Employee Director’s “permanent and total disability” (as defined in Code Section 22(e)(3)) or as a result of physical or mental illness), within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the Employee or Non-Employee Director, which demand identifies the manner in which the Employee or Non-Employee Director has not substantially or satisfactorily performed his or her duties; or

(e) a determination by the Committee that such Employee or Non-Employee Director has failed to conform to the Corporation’s Code of Conduct.

For purposes of the Plan, no act, or failure to act, on an Employee’s or Non-Employee Director’s part shall be deemed “willful” unless done, or omitted to be done, by such Employee or Non-Employee Director not in good faith and without reasonable belief that such Employee’s or Non-Employee Director’s action or omission was in the best interest of the Corporation or a Subsidiary.

ARTICLE 3. ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Compensation/Human Resources Committee of the Board composed of two or more members of the Board, all of whom are (a) “non-employee directors” as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, (b) “outside directors” within the meaning of Code Section 162(m), and (c) independent under any applicable stock listing agreement with, or rules of, any exchange or electronic trading system. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board.

3.2 Powers of the Committee.

(a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by a majority of the disinterested members of the Board.

(b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

(i) determine and select the Employees and Non-Employee Directors to be granted Awards (it being understood that more than one Award may be granted to the same person);

(ii) determine the number of shares subject to each Award;

(iii) determine the date or dates when the Awards will be granted;

(iv) determine the exercise price of shares subject to an Option in accordance with Article 6;

(v) determine the date or dates when an Option may be exercised within the term of the Option specified pursuant to Article 7;

(vi) determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option;

(vii) determine the Performance Criteria and establish Performance Goals with respect thereto, to be applied to an Award; and

(viii) prescribe the form, which shall be consistent with the Plan document, of the Agreement evidencing any Awards granted under the Plan.

3.3 Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Awards granted under this Plan.

3.4 Establishment and Certification of Performance Goals. The Committee shall establish, prior to grant, Performance Goals with respect to each Award intended to constitute a Performance Grant. Except as may otherwise be provided in Article 8 hereof, no Option that is intended to constitute a Performance Grant may be exercised until the Performance Goal or Goals applicable thereto is or are satisfied, nor shall any share of Restricted Stock that is intended to constitute a Performance Grant be released to a Participant until the Performance Goal or Goals applicable thereto is or are satisfied.

3.5 No Waiver of Performance Goals. Except as may otherwise be provided in Article 8 hereof, the Committee or the Board shall not waive any Performance Goals with respect to the grant of any Award hereunder.

3.6 Performance Grants Not Mandatory. Nothing herein shall be construed as requiring that any Award be made a Performance Grant.

ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN

4.1 Common Stock Authorized.

(a) The initial total aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 745,000 shares, provided that, on the first day of the month following a Corporate Transaction, the maximum number of shares for which Options may be granted under the Plan shall be automatically increased by an amount equal to 10% of the number of shares issued by the Corporation in connection with such Corporate Transaction. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 10.

(b) The maximum aggregate number of shares of Common Stock for which Restricted Stock may be awarded under the Plan shall not exceed 288,000 shares, provided that, (i) the number of shares of Common Stock for which Restricted Stock may be granted under the Plan shall automatically increase on the first trading day of January of each calendar year during the term of the Plan, beginning with calendar year 2008, by an amount equal to one percent (1%) of the shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, and (ii) on the first day of the month following a Corporate Transaction, the maximum number of shares may be awarded as Restricted Stock under the Plan shall be automatically increased by an amount equal to 4% of the number of shares issued by the Corporation in connection with such Corporate Transaction. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 10.

(c) In addition to the automatic increases in shares of Common Stock available under the Plan as provided in paragraphs (a) and (b) of this Section 4.1, the number of shares of Common Stock for which Awards may be granted under the Plan shall automatically increase on the first trading day of January of each calendar year during the term of the Plan, beginning with calendar year 2008, by an amount equal to one percent (1%) of the shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year. The Awards that may be granted from shares of Common Stock available under the Plan as a result of the operation of this Section 4.1(c) may be awarded as either Options or Restricted Stock.

(d) The maximum aggregate number of shares of Common Stock for which Incentive Stock Options may be granted under the Plan shall not exceed 500,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 10.

(e) The maximum aggregate number of shares of Common Stock for which Awards may be granted under the Plan to non-employee directors shall not exceed 30%. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 10.

(f) If any Option is exercised by tendering Common Stock, either actually or by attestation, to the Corporation as full or partial payment in connection with the exercise of such Option under the Plan, or if the tax withholding requirements are satisfied through such tender, only the number of shares of Common Stock issued net of the Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for Awards under the Plan.

4.2 Shares Available. The Common Stock to be issued under the Plan shall be the Corporation’s Common Stock, which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock, treasury shares, or shares acquired by the Corporation, including shares purchased on the open market. In the event that any outstanding Award under the Plan for any reason expires, terminates, or is forfeited, the shares of Common Stock allocable to such expiration, termination, or forfeiture may thereafter again be made subject to an Award under the Plan.

ARTICLE 5. ELIGIBILITY

5.1 Participation. Awards shall be granted by the Committee only to persons who are Employees and Non-Employee Directors.

5.2 Incentive Stock Option Eligibility. Incentive Stock Option Awards may only be granted to Employees of the Corporation. Notwithstanding any other provision of the Plan to the contrary, an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 6.1 and 7.1 are satisfied. For purposes of this section, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. “Outstanding stock” shall include all stock actually issued and outstanding immediately before the grant of the Option. “Outstanding stock” shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

ARTICLE 6. STOCK OPTIONS IN GENERAL

6.1 Exercise Price. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of an Incentive Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted, except that the exercise price shall be not less than 110% of such fair market value in the case of an Incentive Stock Option granted to any individual described in the second sentence of Section 5.2. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted. The exercise price shall be subject to adjustment pursuant to the limited circumstances set forth in Article 10.

6.2 Limitation on Incentive Stock Options. The aggregate fair market value (determined as of the date an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

6.3 Determination of Fair Market Value.

(a) If the Common Stock is not listed on an established stock exchange or exchanges but is listed on NASDAQ, the fair market value per share shall be the closing sale price for the Common Stock on the day an Option is granted. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

(b) If the Common Stock is not listed on an established stock exchange or on NASDAQ, fair market value per share shall be the mean between the closing dealer “bid” and “asked” prices for the Common Stock for the day an Option is granted, and if no “bid” and “asked” prices are quoted for the day an Option is granted, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

(c) If the Common Stock is listed on an established stock exchange or exchanges, the fair market value shall be deemed to be the closing price of Common Stock on such stock exchange or exchanges on the day an Option is granted. If no sale of Common Stock has been made on any stock exchange on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

(d) In the event that the Common Stock is not traded on an established stock exchange or on NASDAQ, and no closing dealer “bid” and “asked” prices are available on the day an Option is granted, then fair market value will be the price established by the Committee in good faith.

In connection with determining the fair market value of a share of Common Stock on any relevant day, the Committee may use any source deemed reliable; and its determination shall be final and binding on all affected persons, absent clear error.

6.4 Limitation on Option Awards. Awards under this Plan (and any other plan of the Corporation or a Subsidiary providing for stock option awards) to any individual shall not exceed, in the aggregate, Options to acquire 100,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 10.

6.5 Transferability of Options.

(a) Except as provided in Subsection (b), an Option granted hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee’s lifetime, only by him or her.

(b) An Optionee may, with the prior approval of the Committee, transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Optionee’s “immediate family” (including a trust, partnership, or limited liability company for the benefit of one or more of such members), subject to such limits as the Committee may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term “immediate family” shall mean an Optionee’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, and grandchildren (and, for this purpose, shall also include the Optionee).

ARTICLE 7. TERM, VESTING AND EXERCISE OF OPTIONS

7.1 Term and Vesting. Each Option granted under the Plan shall terminate on the date determined by the Committee, and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option granted to an individual described in the second sentence of Section 5.2 shall terminate not later than five years after the date of the grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant. Unless otherwise approved by the Committee and provided in the Agreement, each Option granted under the Plan shall vest in three equal annual installments, provided, however, that Options will be fully exercisable (i.e., become 100% vested) after the earlier of the date on which, unless otherwise provided in an Agreement (ii) a Change in Control occurs; or (iii) , the Optionee terminates employment or service as a Non-Employee Director by reason of death, “permanent and total disability” (as defined in Code Section 22(e)(3)), or Retirement. Except as provided in Article 8, an Option may be exercised only during the continuance of the Optionee’s employment with, or service as a Non-Employee Director with respect to, the Corporation.

7.2 Exercise.

(a) A person electing to exercise an Option shall give notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full exercise price of the shares he or she has elected to purchase. The exercise notice shall be delivered to the Corporation in person, by certified mail, or by such other method (including electronic transmission) and in such form as determined by the Committee. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Section 6.3) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve; further provided, however, that no such manner of exercise shall be permitted if such exercise would violate Section 402 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Corporation or a Participant).

(b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

(c) At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve arrangements whereby the Participant irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.

ARTICLE 8. EXERCISE OF OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT OR SERVICE

8.1 Retirement; Other Termination by Corporation or Subsidiary; Change in Control. In the event of an Optionee’s termination of employment or service as a Non-Employee Director (i) due to Retirement, (ii) by the Corporation or a Subsidiary other than Termination for Cause, or (iii) due to a Change in Control, such Optionee’s Option shall lapse at the earlier of the expiration of the term of such Option or:

(a) in the case of an Incentive Stock Option, three months from the date of such termination of employment; and

(b) in the case of a Nonqualified Stock Option, one year from the date of such termination of employment or service as a Non-Employee Director.

8.2 Death or Total Disability. In the event of an Optionee’s termination of employment or service as a Non-Employee Director by reason of death, “permanent and total disability” (as defined in Code Section 22(e)(3)), such Optionee’s Option shall lapse at the earlier of the expiration of the term of such Option or:

(a) in the case of an Incentive Stock Option, one year from the date of such termination of employment; and

(b) in the case of a Nonqualified Stock Option, one year from the date of such termination of employment or service as a Non-Employee Director.

8.3 Termination or Dismissal For Cause; Other Termination by Optionee. In the event of an Optionee’s Termination or Dismissal For Cause, or in the event of termination of employment at the election of an Optionee, such Optionee’s Option shall lapse upon such termination.

8.4 Special Termination Provisions for Options.

(a) In the event that an Optionee’s employment or service as a Non-Employee Director is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any continuous service requirement for vesting (but not any Performance Goal or Goals) specified in an Agreement pursuant to Section 7.1 and permit exercise of an Option held by such Optionee prior to the satisfaction of such continuous service requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee’s termination of employment or service as a Non-Employee Director.

(b) In the event the Committee waives the continuous service requirement with respect to an Option as set forth in Section 8.4(a) above and the circumstance of an Optionee’s termination of employment or service as a Non-Employee Director is described in Section 8.1, the affected Option will lapse as otherwise provided in the relevant section.

(c) In the event the Committee waives the continuous service requirement with respect to an Option as set forth in Section 8.4(a) above, such Option shall lapse at the earlier of the expiration of the term of such Option or:

(i) in the case of an Incentive Stock Option, three months from the date of termination of employment; and

(ii) in the case of a Nonqualified Stock Option, one year from the date of termination of employment or service as a Non-Employee Director.

ARTICLE 9. RESTRICTED STOCK

9.1 In General. Each Restricted Stock Award shall be subject to such terms and conditions as may be specified in the Agreement issued to a Participant to evidence the grant of such Award. Subject to Section 3.6, a Restricted Stock Award shall be subject to a vesting schedule or Performance Goals, or both.

9.2 Minimum Vesting Period for Certain Restricted Stock Awards. Each Restricted Stock Award granted to a Participant shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which (i) the Participant completes three years of continuous employment with, or service as a Non-Employee Director with the Corporation or a Subsidiary immediately following the date that the Restricted Stock was awarded (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals), unless otherwise provided in an Agreement (ii) a Change in Control occurs; or (iii) the Participant terminates employment or service as a Non-Employee Director by reason of death, “permanent and total disability” (as defined in Code Section 22(e)(3)), or Retirement.

9.3 Waiver of Vesting Period for Certain Restricted Stock Awards. In the event that a Participant’s employment or service as a Non-Employee Director is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any minimum vesting period (but not any Performance Goal or Goals) with respect to a Restricted Stock Award held by such Participant. Any such waiver may be made with retroactive effect, provided it is made within 60 days following such Participant’s termination of employment or service as a Non-Employee Director.

9.4 Issuance and Retention of Share Certificates By Corporation. One or more share certificates shall be issued upon the grant of a Restricted Stock Award; but until such time as the Restricted Stock shall vest or otherwise become distributable by reason of satisfaction of one or more Performance Goals, the Corporation shall retain such share certificates.

9.5 Stock Powers. At the time of the grant of a Restricted Stock Award, the Participant to whom the grant is made shall deliver such stock powers, endorsed in blank, as may be requested by the Corporation.

9.6 Release of Shares. Within 30 days following the date on which a Participant becomes entitled under an Agreement to receive shares of previously Restricted Stock, the Corporation shall deliver to him or her a certificate evidencing the ownership of such shares.

9.7 Forfeiture of Restricted Stock Awards. In the event of the forfeiture of a Restricted Stock Award, by reason of a Participant’s termination of employment or termination of service as a Non-Employee Director (including termination of service as a director emeritus) prior to vesting, the failure to achieve a Performance Goal or otherwise, the Corporation shall take such steps as may be necessary to cancel the affected shares and return the same to its treasury.

9.8 Assignment, Transfer, Etc. of Restricted Stock Rights. The potential rights of a Participant to shares of Restricted Stock may not be assigned, transferred, sold, pledged, hypothecated, or otherwise encumbered or disposed of until such time as unrestricted certificates for such shares are received by him or her.

9.9 Shareholder Rights. Participants who have been awarded shares of Restricted Stock shall be entitled to vote and to receive dividends with respect to such Restricted Stock during the periods of restriction to the same extent as such holders would have been entitled if the Restricted Stock were unrestricted Common Stock.

ARTICLE 10. ADJUSTMENT PROVISIONS

10.1 Share Adjustments.

(a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then (i) the shares of Common Stock authorized hereunder to be made the subject of Awards, (ii) the shares of Common Stock then subject to outstanding Awards and the exercise price thereof (where relevant), (iii) the maximum number of Awards that may be granted within a 12-month period and (iv) the nature and terms of the shares of stock or securities subject to Awards hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.

(b) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

(c) In the event that the Corporation declares a special cash dividend or return of capital after the effective date of this Plan in an amount per share which exceeds 10% of the fair market value of a share of Common Stock as of the date of declaration, the per share exercise price of all Options previously granted under the Plan that remain unexercised as of the date of such declaration shall be proportionately adjusted to give effect to such special cash dividend or return of capital; provided, however, that if such treatment with respect to Incentive Stock Options would be treated as a modification of outstanding incentive stock options with the effect that, for purposes of Code Sections 422 and 425(h), and the rules and regulations thereunder, new Incentive Stock Options would be deemed granted, then, in the sole discretion of the Committee, no adjustment to the per share exercise price shall be made. In addition, no such adjustment of the per share exercise price shall be made with respect to any Option if applicable regulatory requirements prohibit such an adjustment.

(d) The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate, or to sell or transfer all or any part of its business or assets.

10.2 Corporate Changes. A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation or a sale of all or substantially all of the Corporation’s assets, shall cause each outstanding Award to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Award or substitute its own awards.

10.3 Fractional Shares. Fractional shares resulting from any adjustment in Awards pursuant to this article may be settled as the Committee shall determine.

10.4 Binding Determination. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding, and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Award which shall have been so adjusted.

ARTICLE 11. GENERAL PROVISIONS

11.1 Effective Date. The Plan shall become effective upon the adoption of the Plan by the Board, provided that any Award made hereunder shall be subject to the approval of the Plan by the shareholders of the Corporation within 12 months of adoption of the Plan by the Board.

11.2 Termination of the Plan. Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be granted after, the day immediately preceding the tenth anniversary of its adoption by the Board.

11.3 Limitation on Termination, Amendment or Modification.

(a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:

(i) increases the maximum number of shares of Common Stock as to which Awards may be granted under the Plan (except as provided in Section 10.1);

(ii) changes the class of eligible Participants; or

(iii) otherwise requires the approval of shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Corporation or a Participant.

(b) No amendment, modification, suspension, or termination of the Plan shall in any manner affect any Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.

11.4 No Right to Grant of Award or Continued Employment or Service. Nothing contained in this Plan or otherwise shall be construed to (a) require the grant of an Award to an individual who qualifies as an Employee or Non-Employee Director, or (b) confer upon a Participant any right to continue in the employ or service of the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant’s employment or service at any time and for any reason.

11.5 No Obligation. No exercise of discretion under this Plan with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance, except as otherwise provided or required by law.

11.6 Withholding Taxes.

(a) Subject to the provisions of Subsection (b), the Corporation will require, where sufficient funds are not otherwise available, that a Participant who is an Employee pay or reimburse to it any withholding taxes when withholding is required by law.

(b) With the permission of the Committee, a Participant who is an Employee may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a fair market value equal to the amount required to be withheld. An election by a Participant who is an Employee to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.

11.7 Listing and Registration of Shares.

(a) No Option granted pursuant to the Plan shall be exercisable in whole or in part, and no share certificate shall be delivered, if at any relevant time the Committee determines in its discretion that the listing, registration, or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Award, until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(b) If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written or electronic statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.’

11.8 Code Section 409A. Notwithstanding any provision of the Plan to the contrary, if the application of any provision of this Plan or an Agreement would cause adverse tax consequences under Code Section 409A or the guidance promulgated thereunder, such provision of the Plan or Agreement shall be modified and interpreted to maintain, to the maximum extent practicable, the original intent of the applicable provision without resulting in the interest and penalties set forth in Code Section 409A.

11.9 Disinterested Director. For purposes of this Plan, a director shall be deemed “disinterested” if such person could qualify as a member of the Committee under Section 3.1.

11.10 Gender; Number. Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

11.11 Applicable Law. Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered, and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

11.12 Headings. The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.

PROXY

EASTERN INSURANCE HOLDINGS, INC.

SPECIAL MEETING OF SHAREHOLDERS

The undersigned shareholder(s) of EASTERN INSURANCE HOLDINGS, INC., Lancaster, Pennsylvania, do(es) hereby appoint Robert M. McAlaine and Bruce R. Eckert, or either one of them my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of Eastern standing in my (our) name(s) on its books on November 16, 2006, at the Special Meeting of its shareholders to be held at 25 Rau Avenue, Lancaster, Pennsylvania 17603, on Monday, December 18, 2006, at 10:00 a.m., or any adjournment(s) thereof, as follows on the reverse side.

CONTINUE AND SIGN ON REVERSE SIDE

YOUR VOTE IS IMPORTANT.  PLEASE VOTE IMMEDIATELY

[X]	Please mark votes as in this example.

1.	Approval and adoption of the Eastern Insurance Holdings, Inc. 2006 Stock Incentive Plan.

[    ] FOR            [    ]    AGAINST            [    ]     ABSTAIN

2.	In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

[    ]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

[    ]  MARK HERE IF YOU PLAN TO ATTEND THE MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.

This will ratify and confirm all that the attorney(s) may do or cause to be done by virtue hereof. The attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at the meeting or any adjournment(s) thereof. I (we) hereby revoke all proxies by me (us) heretofore given for any meeting of shareholders of Eastern.

Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated November 20, 2006.

Please sign and return promptly in enclosed addressed envelope.

Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, etc., you should indicate your full title. If stock is in joint name(s), each joint owner should sign.

Signature:

Date:

Signature:

Date: